LIST OF SUBSIDIARIES
Global Payments Inc. has the following subsidiaries and ownership interests.

NAME	JURISDICTION OF ORGANIZATION
Athlaction Topco, LLC	Delaware
Athlaction Intermediate, LLC	Delaware
Active Network, LLC	Delaware
Maximum Solutions, LLC	Minnesota
Active Network IPICO Holdings (US) LLC	Delaware
JumpForward LLC	Delaware
The Active Network (Asia) Pte. Ltd	Singapore
The Active Network (EU) Ltd.	UK
The Active Network (Aus-NZ) Pty. Ltd.	Australia
Active Network (HK) Limited	Hong Kong
Active Network IPICO Holdings (US), LLC	Delaware
Active Network IPICO (US) Inc.	Illinois
The Active Network Ltd.	British Columbia
Active Network IPICO (CA), Inc.	British Columbia
TeamPages Inc.	British Columbia
The Active Network Ltd. (Chengdu)	China
The Active Network Ltd. (Xian)	China
Active Network IPICO Innovation Inc.	British Columbia
VEPF III AIV VI-C Corp.	Delaware
VEPF IV AIV VII-C Corp.	Delaware
VFF I AIV IV-C Corp.	Delaware
Comercia Global Payments Entidad de Pago, S.L.	Spain (1)
Debitek, Inc.	Delaware
Digital Dining, LLC	Delaware
Dinerware, LLC	Delaware
DolEx Europe, S.L.	Spain
Educational Computer Systems, Inc.	Pennsylvania
Ematters Australia Pty Ltd.	Australia
Equifax Credit Services, LLC	Russian Federation
eWay Europe Limited	United Kingdom
eWay Payments New Zealand Limited	New Zealand
eWay Payments Asia Pte, Ltd.	Singapore
eWay Payments Inc.	Delaware
eWay Payments North America Inc.	Canada
eWay Payments Pty Ltd.	Australia
Ezi Holdings, Pty. Ltd.	Australia
Ezi Management Pty Ltd.	Australia
Ezidebit (NZ) Limited	New Zealand
Ezidebit HK, Ltd.	Hong Kong
Ezidebit Pty Ltd.	Australia
Global Payment Holding Company	Delaware
Global Payment Systems LLC	Georgia
Global Payment Systems Asia-Pacific (Malaysia) Sdn Bhd.	Malaysia
Global Payment Systems of Canada, Ltd.	Canada

Global Payments - Caixa Acquisition Corporation S.a.r.l.	Luxembourg (2)
Global Payments - Realex Payments Holding Limited	Ireland
Global Payments - Servicos de Pagamentos S.A.	Brazil (3)
Global Payments Acquisition Corp. 1 B.V.	Netherlands
Global Payments Acquisition Corp. 2 B.V.	Netherlands
Global Payments Acquisition Corp. 3 B.V.	Netherlands
Global Payments Acquisition Corporation 2 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 2, LLC	Delaware
Global Payments Acquisition Corporation 3 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 3, LLC	Delaware
Global Payments Acquisition Corporation 4 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 6 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 7 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 7, LLC	Delaware
Global Payments Acquisition Corporation HK Holding Limited	Hong Kong
Global Payments Acquisition PS 1 C.V.	Netherlands
Global Payments Acquisition PS 2 C.V.	Netherlands
Global Payments Acquisition PS 3 C. V.	Netherlands
Global Payments Acquisition PS1-Global Payments Direct S.e.n.c.	Luxembourg
Global Payments Asia-Pacific (Hong Kong Holding) Limited	Hong Kong
Global Payments Asia-Pacific (Hong Kong) Limited	Hong Kong
Global Payments Asia-Pacific (Shanghai) Limited	People’s Republic of China
Global Payments Asia-Pacific (Singapore Holding), Ltd.	Singapore
Global Payments Asia-Pacific (India) Private Limited	India
Global Payments Asia-Pacific Lanka (Private) Limited	Sri Lanka
Global Payments Asia-Pacific Limited	Hong Kong
Global Payments Asia-Pacific Macau Limited	Macau
Global Payments Asia-Pacific Maldives Private Limited	Maldives
Global Payments Asia-Pacific Philippines Incorporated	Philippines (4)
Global Payments Asia-Pacific Processing Company Limited	Hong Kong
Global Payments Australia Pty 1 Ltd.	Australia
Global Payments Australia Pty 2 Ltd.	Australia
Global Payments Canada GP	Canada
Global Payments Canada Inc.	Canada
Global Payments Card Processing Malaysia Sdn. Bhd	Malaysia
Global Payments Check Recovery Services, Inc.	Georgia
Global Payments Check Services, Inc.	Illinois
Global Payments Direct, Inc.	New York
Global Payments Europe, s.r.o.	Czech Republic
Global Payments Europe, d.o.o., Sarajevo	Bosnia and Herzegovina
Global Payments Gaming Canada, Inc.	Canada
Global Payments Gaming International, Inc.	Georgia
Global Payments Gaming Services, Inc.	Illinois
Global Payments Limited	Malta
Global Payments Process Centre Inc.	Philippines
Global Payments s.r.o.	Czech Republic (5)
Global Payments South America, Brasil-Servicos de Pagamentos S.A.	Brazil (6)
Global Payments UK 2 Ltd.	United Kingdom
Global Payments UK Ltd.	United Kingdom
GP Finance, LLC	Delaware

GPC Financial Corporation	Canada
GPS Holding Limited Partnership	Georgia
GPUK LLP	United Kingdom
Greater Giving, Inc.	Delaware
Heartland Acquisition, LLC	Delaware
Heartland Payment Solutions, Inc.	Delaware
Heartland Payment Systems, LLC	Delaware
Heartland Payroll Solutions, Inc.	Delaware
IPICO South Africa (Pty) Ltd.	South Africa
Merchant Services U.S.A., Inc.	North Carolina
Modular Data, Inc.	Delaware
NDC Holdings (UK) Ltd.	Georgia
NDPS Holdings, Inc.	Delaware
OpenEdge Payments LLC	Delaware
Pay and Shop Limited	Ireland
PayPros LLC	Delaware
Payroll 1, Inc.	Michigan
PCAmerica, LLC	Delaware
Sabrir Invest, S.L.	Spain
Spolecnost pro informacni database, a.s.	Czech Republic
Storman Holdings Pty Ltd.	Australia
Storman Software Limited	New Zealand
Storman Software Ltd.	United Kingdom
Storman Software Pty Ltd.	Australia
Storman Software, Inc.	California
TouchNet Information Systems, Inc.	Kansas
UCS Terminal Joint Stock Company	Russian Federation
United Card Service Joint Stock Company	Russian Federation
Web Active Corporation Pty Ltd.	Australia
Xenial, Inc.	Delaware
Xpient, LLC	Delaware

(1) Comercia Global Payments Entidad de Pago, S.L. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(2) Global Payments - Caixa Acquisition Corporation S.a.r.l. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(3) Global Payments - Servicos de Pagamentos S.A. has a shareholder unrelated to Global Payments Inc. which owns a 10% noncontrolling interest.
(4) Global Payments Asia-Pacific Philippines Incorporated has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(5) Global Payments s.r.o. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(6) Global Payments South America, Brasil-Servicos de Pagamentos S.A. has a shareholder unrelated to Global Payments Inc. which owns a 50% interest.